Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Onyx Software Corporation for the fiscal year ended December 31, 2002, the undersigned, Brent R. Frei, Chief Executive Officer and Chairman of the Board of Onyx Software Corporation, and Brian C. Henry, Executive Vice President and Chief Financial Officer of Onyx Software Corporation, each do hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    such Annual Report on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)    the information contained in such Annual Report on Form 10-K for the fiscal year ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Onyx Software Corporation.

Date: March 25, 2003	By:	/s/ BRENT R. FREI
Brent R. Frei, Chief Executive Officer and Chairman of the Board

Date: March 25, 2003	By:	/s/ BRIAN C. HENRY
Brian C. Henry, Executive Vice President and Chief Financial Officer